SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of November 30, 2000, by and between BEI TECHNOLOGIES, INC., a Delaware corporation ("BEI"), and BEI SENSORS & SYSTEMS COMPANY, INC., a Delaware corporation (individually and collectively, "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of December 15, 1998, as amended from time to time ("Credit Agreement").

         WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:

         1. Section 1.1(a) is hereby amended by (a) deleting "Thirteen Million Dollars ($13,000,000.00)" as the maximum principal amount available under the Line of Credit, and replacing it with "Twenty-five Million Dollars ($25,000,000.00)" and (b) deleting "December 15, 2001" as the last day on which Bank will make advances under the Line of Credit, and by substituting for said date "December 15, 2002," with such changes to be effective upon the execution and delivery to Bank of a promissory note substantially in the form of Exhibit A attached hereto (which promissory note shall replace and be deemed the Line of Credit Note defined in and made pursuant to the Credit Agreement) and all other contracts, instruments and documents required by Bank to evidence such change.

         2.       Section 1.1(a) is further amended by deleting the following:

         "provided, however, that availability under the Line of Credit shall be limited to $12,000,000.00 until such time as Bank has received and reviewed BEI's FYE 1999 audited financial statement which reflects a ratio of Funded Debt to EBITDA of not greater than 3.00 to 1.00 for the fiscal year then ended, at which time (assuming no Event of Default then exists) availability under the Line of Credit shall be increased to $13,000,000.00."

         3 The maximum principal amount available under the Letter of Credit Subfeature remains Six Million Dollars ($6,000,000.00).

         4.       Section 1.2(d) is hereby amended to read as follows:

                  "(d) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to fifteen hundredths percent (0.15%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Line of Credit, which fee shall be calculated on a monthly basis by Bank and shall be due and payable

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         by Borrower in arrears  within ten (10) days after each billing is sent by Bank. Said fee is subject to adjustment from time to time as set forth in the Addendum to the Line of Credit Note."

         5. A new paragraph (e) is added to Section 4.9, which paragraph (e) read as follows:

                  "(e) Profitability (defined as net income after taxes) of not less than $4,000,000.00 during each four (4) fiscal period, determined as of each fiscal quarter end on a trailing four quarter basis."

         6.  Section   4.11  is  hereby   deleted  in  its   entirety,   without
substitution.

         7. Section 5.6 is amended by deleting the following:

         ", and (b) additional liabilities (inclusive of liabilities under this Agreement) not to exceed at any time an aggregate outstanding principal balance of $12,000,000.00 (increasing to $13,000,000.00 if and when the availability under the Line of Credit increases to such amount";

         replacing it with the following:

         ", and (b) the liabilities of Borrower to Bank".

         8. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

         9. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                                WELLS FARGO BANK,
BEI TECHNOLOGIES, INC.                             NATIONAL ASSOCIATION


By: _______________________________             By: _______________________
       Robert R. Corr                                  Charlie Cowles
       Vice President/Secretary/Treasurer               Assistant Vice President


BEI SENSORS & SYSTEMS COMPANY, INC.

By: _________________________________
       Robert R. Corr
       Vice President/Secretary/Treasurer